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                                                                   EXHIBIT 10.26

                                   AMENDMENT

                               BUDGET GROUP, INC.

                        1994 INCENTIVE STOCK OPTION PLAN


     Pursuant to the power reserved in Section 12 of the Budget Group, Inc. 1994 Incentive Stock Option Plan, the Board of Directors of Budget Group, Inc. has amended Section 6 of such Plan effective retroactive to April 29, 1997 to read as follows:

               6. Eligibility. Options may be granted to such Employees who are key employees as the Committee selects. A Director who is not an Employee is not eligible to receive Options pursuant to this Plan. Notwithstanding the foregoing, Options may be granted to any Employee selected by the Committee in connection with the implementation of the Special Bonus Program called for under
               Section 4.7 of the Budget Stock Purchase Agreement dated as of January 13, 1997 between Budget Rent a Car Corporation and Team Rental Group, Inc.



                                        BUDGET GROUP, INC,



                                        By: /s/ Sanford Miller
                                           --------------------------------
                                        Title:  Chairman of the Board
                                              -----------------------------
                                        Date:   June 11, 1997
                                              -----------------------------